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                                                                     EXHIBIT 77M

REDOMICILING OF COLUMBIA GOVERNMENT MONEY MARKET FUND

On March 7, 2011, Columbia Government Money Market Fund, Inc. (the Redomiciling
Fund) was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class R, Class R5 and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class R, Class R5 and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.


REDOMICILING OF COLUMBIA SELECT LARGE-CAP VALUE FUND

On March 7, 2011, Columbia Select Large-Cap Value Fund (the Redomiciling Fund), a series of Seligman Value Fund Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R4, Class R5, Class W and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class I, Class R, Class R4, Class R5, Class W and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.

REDOMICILING OF COLUMBIA SELECT SMALLER-CAP VALUE FUND

On March 7, 2011, Columbia Select Smaller-Cap Value Fund (the Redomiciling
Fund), a series of Seligman Value Fund Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R4, Class R5 and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class I, Class R, Class R4, Class R5 and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.

REDOMICILING OF COLUMBIA SELIGMAN COMMUNICATIONS AND INFORMATION FUND

On March 7, 2011, Columbia Seligman Communications and Information Fund, Inc. (the Redomiciling Fund) was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R3, Class R4, Class R5 and Class Z shares to the New Fund in exchange for Class A, Class B, Class C, Class I, Class R, Class R3, Class R4, Class R5and Class Z shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.